UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 16, 2018
Kellogg Company
(Exact name of registrant as specified in its charter)

Delaware	1-4171	38-0710690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Kellogg Square
Battle Creek, Michigan 49016-3599
(Address of principal executive offices, including zip code)
(269) 961-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange

Act.	☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On February 16, 2018, Kellogg Company (the “Company”) announced that Paul Norman would be retiring from the Company to pursue other opportunities. Mr. Norman will remain with the Company through April 1, 2018 to assist the Company with transitioning the Kellogg North America business in an orderly manner. Until Mr. Norman’s successor is named, the Kellogg North America business will report directly to Steve Cahillane.

(e) In connection with his departure from the Company, the Company entered into a letter agreement with Mr. Norman (the “Letter Agreement”) pursuant to which and consistent with the terms and conditions of the relevant plans, (a) he will receive pay and benefits over a two-year period under the Kellogg Company Severance Benefit Plan, at the end of which he would be eligible to retire under the Company’s relevant retirement plans; (b) he will continue to vest in his option awards and restricted stock unit award in accordance with the terms of the relevant plans; (c) his Executive Performance Plan (“EPP”) awards will vest on a prorated basis through the last day that he is a Senior Vice President of the Company; (d) his 2018 Annual Incentive Plan award will be prorated through the last day that he is a Senior Vice President of the Company, will be paid at target, and will be paid at the time other participants receive their payouts; and (e) he will be subject to restrictive covenants, including non-compete and non-solicit obligations. In addition, Mr. Norman forfeited the performance-based restricted stock award made to him in October 2017 and is no longer a participant in the Company’s Change of Control Policy. He will remain eligible to receive his bonus under the Company’s 2017 Annual Incentive Plan. The 2017 Annual Incentive Plan and EPP payouts will be based on actual performance, and will be paid at the time other participants receive their payouts.

The above description is qualified in its entirety by reference to the complete terms and conditions of the Letter Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. Descriptions of the Kellogg Company Severance Benefit Plan and other benefits described above are contained in the Company’s proxy statement filed with the SEC on March 8, 2017 and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit 10.1Letter agreement with Paul Norman, dated February 16, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLOGG COMPANY

Date: February 16, 2018	/s/ Gary H. Pilnick
Name: Gary H. Pilnick
Title: Vice Chairman